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                                                                    Exhibit 99.2

PROXY                       FIREFOX COMMUNICATIONS INC.                    PROXY

     PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 22, 1996

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) John A. Kimberley and Mark A. Rowlinson, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Firefox Communications Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 2953 Bunker Hill Lane, Suite 400, Santa Clara, California 95054, on July 22, 1996 at 9:00 a.m., local time, and at any postponements or adjournments thereof (1) as hereinafter described in the proposals listed below and as more particularly described in the Joint Proxy Statement/Prospectus of the Company and FTP Software, Inc., a Massachusetts corporation, dated June __, 1996 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION
                                    IS MADE,
              SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

          A vote FOR the following proposals is recommended by the Board of Directors.

          1. To approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of May 21, 1996 (as amended and restated, the "Merger Agreement"), among the Company, FTP Software, Inc., a Massachusetts corporation ("FTP"), and Firefox Acquisition Corp., a newly formed, wholly-owned subsidiary of FTP ("Sub"), providing for the merger of Sub with and into the Company, as further described in the Proxy Statement.

                 FOR [_]          AGAINST [_]        ABSTAIN [_]

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

                 FOR [_]          AGAINST [_]        ABSTAIN [_]

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals 1 and 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

                                        Dated:________________________, 1996


                                        ____________________________________
                                        Signature


                                        ____________________________________
                                        Signature if held jointly

                                        Please sign exactly as name appears
                                        herein. When shares are held by joint
                                        owners, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give the
                                        full title as such. If a corporation,
                                        please sign in full corporate name by
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

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